                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO.:333-129844

--------------------------------------------------------------------------------
THE DATE OF THIS FREE WRITING PROSPECTUS IS April 17, 2007

     STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
--------------------------------------------------------------------------------

LBUBS 07-C2

Settlement    05/09/07
Dated Date    04/11/07
1st Payment   05/15/07

                                Coupon          Interest       Rated          Initial                    %
     S&P   Fitch                Type            Accrual Basis  Final   Sub %  Coupon    Size          of Deal    Window     Avg Life
------------------------------------------------------------------------------------------------------------------------------------

A1   AAA   AAA    Public        Fixed           30/360                30.000% 5.37800     25,000,000     0.7%  05/07-08/11     2.84
A2   AAA   AAA    Public        Fixed           30/360                30.000% 5.43400    447,000,000    12.6%  08/11-04/12     4.72
AAB  AAA   AAA    Public        Fixed           30/360                30.000% 5.51900     78,000,000     2.2%  04/12-08/16     7.32
A3   AAA   AAA    Public        Fixed           30/360                30.000% 5.56900  1,281,128,000    36.0%  08/16-03/17     9.72
A1A  AAA   AAA    Public        Fixed           30/360                30.000% 5.52800    659,832,000    18.5%  05/07-03/17     7.96
AM   AAA   AAA    Public        Fixed (WAC Cap) 30/360                20.000% 5.61300    355,852,000    10.0%  03/17-04/17     9.92
AJ   AAA   AAA    Public        Fixed (WAC Cap) 30/360                11.125% 5.65300    315,818,000     8.9%  04/17-04/17     9.93
B    AA+   AA+    Public        Fixed (WAC Cap) 30/360                10.375% 5.71100     26,689,000     0.8%  04/17-04/17     9.93
C    AA    AA     Public        Fixed (WAC Cap) 30/360                 8.875% 5.73000     53,378,000     1.5%  04/17-04/17     9.93
D    AA-   AA-    Public        Fixed (WAC Cap) 30/360                 7.750% 5.78000     40,033,000     1.1%  04/17-04/17     9.93
E    A+    A+     Public        Fixed (WAC Cap) 30/360                 7.375% 5.79000     13,345,000     0.4%  04/17-04/17     9.93
F    A     A      Public        Fixed (WAC Cap) 30/360                 6.625% 5.81000     26,689,000     0.8%  04/17-05/17     9.95
XCL  AAA   AAA    Private/144A  Variable IO     30/360                    N/A 0.05846  1,779,257,930           05/07-02/22     8.74
XCP  AAA   AAA    Public        Variable IO     30/360                    N/A 0.37347  1,674,730,500           04/08-04/14     5.54
XW   AAA   AAA    Public        Variable IO     30/360                    N/A 0.40998  1,779,257,930           05/07-02/22     8.74
G    A-    A-     Private/144A  Fixed (WAC Cap) 30/360                 5.625% 5.91100     35,585,000     1.0%  05/17-05/17    10.02
H    BBB+  BBB+   Private/144A  WAC             30/360                 4.750% 5.97970     31,137,000     0.9%  05/17-05/17    10.02
J    BBB   BBB    Private/144A  WAC             30/360                 3.750% 5.97970     35,585,000     1.0%  05/17-05/17    10.02
K    BBB-  BBB-   Private/144A  WAC             30/360                 2.625% 5.97970     40,033,000     1.1%  05/17-05/17    10.02
L    BB+   BB+    Private/144A  Fixed (WAC Cap) 30/360                 2.125% 5.25000     17,793,000     0.5%  05/17-05/17    10.02
M    BB    BB     Private/144A  Fixed (WAC Cap) 30/360                 1.875% 5.25000      8,896,000     0.2%  05/17-05/17    10.02
N    BB-   BB-    Private/144A  Fixed (WAC Cap) 30/360                 1.750% 5.25000      4,448,000     0.1%  05/17-05/17    10.02
P    B+    NR     Private/144A  Fixed (WAC Cap) 30/360                 1.500% 5.25000      8,897,000     0.3%  05/17-05/17    10.02
Q    B     NR     Private/144A  Fixed (WAC Cap) 30/360                 1.375% 5.25000      4,448,000     0.1%  05/17-05/17    10.02
S    B-    NR     Private/144A  Fixed (WAC Cap) 30/360                 1.000% 5.25000     13,344,000     0.4%  05/17-05/17    10.02
T    NR    NR     Private/144A  Fixed (WAC Cap) 30/360                   N/A  5.25000     35,585,860     1.0%  05/17-02/22    10.40

                                                                                       3,558,515,860
Call provision: 1% of Original balance                                                          0.03%

Interest Reserve is 1 day's interest at the Gross Rate for all act/360 loans except for Extendicare which reserve 1 day's interest at the Gross Rate less
0.01%.

Penalties allocated to Classes A1 through K using base interest fraction.
Remaining: on or before April 2010, 50% to XW, 46% to XCL, 4% to XCP.
thereafter, 50% to XW and 50% to XCL.

--------------------------------------------------------------------------------
THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE DATE OF THIS FREE WRITING PROSPECTUS IS April 17, 2007

     STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
--------------------------------------------------------------------------------

SEARS TOWER        UPB                       Gross Cpn
-------------------------------------------- --------------------
A            340,000,000.00                              6.26950%  $2,406,245.42
B             50,000,000.00                              6.26950%  $2,465,676.62
-------------------------------------------- --------------------
WL           390,000,000.00  Interest-Only

Sears Tower ($390mm): Interest Only to 2/11/2011. Monthly P&I of $2,406,245.42
from 3/11/2011 to 2/11/2014. Monthly P&I of $2,465,676.62 thereafter. Prior to the event of default, principal is distributed prorata. In the event of default, principal is sequential (A then B).

BETHANY MARYLAND II           UPB                        Gross Cpn
-----------------------------------------------------------------------------
A                       185,000,000.00                   to Int accrual
                                                         period ending
                                                         4/10/2010, 5.5679%,
                                                         to int acc period
                                                         ending
                                                         1/10/2014    6.0779%,
                                                         thereafter   5.8179%

B                        32,000,000.00                               9.43719%
-----------------------------------------------------------------------------
WL                      217,000,000.00   Interest-Only

Prior to the event of default, principal is distributed prorata. In the event of default, principal is sequential (A then B).

2000 PENNSYLVANIA AVE         UPB        Gross Cpn
-----------------------------------------------------------------------------
A                        84,354,091.00   5.9200000
B                        27,645,909.00   5.8389800
-----------------------------------------------------------------------------
WL                      112,000,000.00   5.9000000   Interest-Only

Prior to the event of default, principal is distributed prorata. In the event of default, principal is sequential (A then B).

2445 M STREET                 UPB        Gross Cpn
-----------------------------------------------------------------------------
A                        86,700,000.00   5.5800000
B                        15,165,572.00   5.8419600
-----------------------------------------------------------------------------
WL                      101,865,572.00   5.6190000   Interest-Only

Prior to the event of default, principal is distributed prorata. In the event of default, principal is sequential (A then B).

2100 PENNSYLVANIA AVE         UPB        Gross Cpn
-----------------------------------------------------------------------------
A                        68,700,000.00   5.9200000
B                        19,300,000.00   5.8288100
-----------------------------------------------------------------------------
WL                       88,000,000.00   5.9000000   Interest-Only

Prior to the event of default, principal is distributed prorata. In the event of default, principal is sequential (A then B).

HOMER                         UPB        Gross Cpn
-----------------------------------------------------------------------------
A                        88,000,000.00   5.1825000
B                        70,000,000.00   5.1825000
-----------------------------------------------------------------------------
WL                      158,000,000.00               Interest-Only

Prior to the event of default, principal is distributed prorata. In the event of default, principal is sequential (A then B).

NORTHSTAR ($62.15MM): 5.895% TO INT ACCRUAL PERIOD ENDING 5/10/2009, 6.175% TO
INT ACCRUAL PERIOD ENDING 05/10/2016, THEREAFTER 6.095%. P&I IS: INT ONLY
THROUGH PAYMENT DATE IN MAY 2012, PAYMENT DATE IN JUNE 2012 THROUGH PAYMENT DATE
IN MAY 2016, $379,641.81, THEREAFTER $378,296.76

200 GALLERIA ($70MM): 5.954% TO INT ACCRUAL PERIOD ENDING 2/10/09, THEREAFTER
6.294%

                                           ADDITIONAL    ON AND
ADD'L AMORTIZATION LOANS      BALANCE       PRINCIPAL     AFTER
----------------------------------------------------------------
Nob Hill Apartments        13,700,000.00    15,277.46   04/11/12
One Washington Place       11,300,000.00    13,184.44   05/11/10
Fast Building               8,500,000.00     9,538.25   05/11/12
PetSmart - Killeen          3,480,000.00     4,164.06   03/11/10
----------------------------------------------------------------

--------------------------------------------------------------------------------
THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE DATE OF THIS FREE WRITING PROSPECTUS IS April 17, 2007

     STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
--------------------------------------------------------------------------------

CTRL NO.  PROPERTY NAME                                  ID        POOLED BALANCE  NET INT 0 CPR  NET INT 100 CPY  NET INT 100 CPR
------------------------------------------------------------------------------------------------------------------------------------

     1    Tishman Speyer DC Portfolio II                UBS15      400,000,000.00    249,402,278     236,522,389      236,522,389
     2    Sears Tower                                   UBS6       340,000,000.00    207,366,490     202,366,806      202,366,806
     3    Bethany Maryland Portfolio II               051123001    185,000,000.00     76,606,292      73,924,994       73,924,994
     4    One Alliance Center                         051122069    165,000,000.00     95,708,502      91,005,085       86,223,431
     5    Duke Cleveland East Suburban Portfolio      051118003    135,000,000.00     80,354,538      80,354,538       80,354,538
     6    Watergate 600                               050429004    132,000,000.00     76,679,845      72,859,545       72,859,545
     7    Extendicare Portfolio                       051031005    125,000,000.00     38,323,490      36,265,723          690,833
     8    Extendicare Portfolio II                    051019003     90,000,000.00     29,985,532      28,513,816          507,713
          Homer Building                                            88,000,000.00     21,906,537      20,745,560       20,745,560
          2445 M Street                                             86,700,000.00     47,708,084      46,476,185       46,476,185
          2000 Pennsylvania Avenue                                  84,354,091.00     50,071,311      48,827,193       48,827,193
          Lembi Trophy Portfolio 1                                  73,620,000.00     23,578,758      22,384,079       22,384,079
          2100 Pennsylvania Avenue                                  68,700,000.00     40,779,280      39,766,041       39,766,041
          Northstar                                                 62,150,000.00     38,156,480      37,279,437       37,279,437
          200 Galleria                                              70,000,000.00     43,399,195      42,276,856       42,276,856
          Raleigh Flex Portfolio                                    53,700,000.00     16,351,113      14,713,308        3,275,611
          Marriott Suites - Garden Grove                            53,300,000.00     32,936,483      32,125,057       32,125,057
          Elizabeth Place                                           41,700,000.00     13,903,510      13,211,006       13,211,006
          Delamar                                                   37,500,000.00     20,391,316      19,896,267       19,896,267
          Citicorp Louisville KY                                    33,512,500.00     18,818,164      18,354,561       18,354,561
          Briarwood Apartments                                      33,000,000.00     19,355,889      13,498,884        3,740,784
          Citicorp McLeansville NC                                  31,854,700.00     17,887,265      17,446,595       17,446,595
          Citicorp Meridian ID                                      31,442,800.00     17,655,972      17,221,001       17,221,001
          Fed Ex Portfolio - Roll Up                                30,800,000.00     18,368,663      18,368,663       18,368,663
          State Street Building                                     25,500,000.00     14,231,169      13,863,698       13,863,698
          Central Florida Business Park                             25,000,000.00     14,169,808      14,067,679       14,067,679
          Campus Commons                                            24,600,000.00     13,828,535      13,828,535       13,828,535
          Cornerstone Office Orlando                                24,000,000.00     14,098,832      13,768,384       13,768,384
          Sooner Portfolio                                          22,500,000.00     14,586,420      14,470,780       14,470,780
          Shiloh Valley Overlook Apartments                         22,400,000.00     12,496,285      12,496,285       12,496,285
          Castle Creek Corporate Park                               22,000,000.00     11,893,239      11,599,380       11,599,380
          RBI Retail Portfolio                                      20,880,000.00     12,542,512      12,339,958       12,339,958
          Hampton Inn Best Western Portfolio                        20,400,000.00     11,542,849      11,372,764       11,372,764
          Sea Air                                                   20,000,000.00     11,490,289      11,193,592        2,454,139
          Villages of Cinnamon Creek                                20,000,000.00     11,263,006      11,263,006       11,263,006
          Christina Mills Apartments                                20,000,000.00     11,759,983      11,658,542       11,658,542
          Lembi Trophy Portfolio 2                                  18,770,000.00      6,011,590       5,706,998        5,706,998
          Tilton Center                                             18,000,000.00     10,739,450      10,474,873           88,193
          Crossings on the Marsh                                    17,600,000.00      9,911,445       9,911,445        9,911,445
          High Point                                                17,500,000.00     10,083,447       9,823,077        2,153,660
          Hilton - Springfield                                      17,300,000.00     10,338,091      10,185,021       10,185,021
          Coconut Grove                                             17,200,000.00      9,363,889       9,363,889        9,363,889
          Lawndale Marketplace                                      16,000,000.00      9,158,627       9,158,627        9,158,627
          Collier Town Square                                       15,500,000.00      9,624,635       9,458,591        9,458,591
          BJ's Warehouse - Rochester                                15,467,000.00      8,914,277       8,694,664           73,204
          Jackson Square                                            15,100,000.00      9,086,181       9,012,826        9,012,826
          Copeland and Stadium Office Buildings                     15,080,000.00      8,430,044       8,362,256        8,362,256
          Philadelphia Stadium Holiday Inn                          15,000,000.00      8,827,527       8,691,978        8,691,978
          Del Nido Apartments                                       14,500,000.00      8,592,301       8,390,801        8,390,801
          BJ's Warehouse - Tampa                                    14,400,000.00      8,366,556       8,152,382        8,152,382
          Nob Hill Apartments                                       13,700,000.00      7,848,249       7,662,777        7,662,777
          IRS Building                                              13,490,288.17      4,258,537       4,191,864        4,191,864
    10    Highlands at Galloway Apartments              11134       12,920,000.00      7,440,535       7,248,836        7,248,836
    12    Village Square                                10319       11,500,000.00      6,565,764       6,565,764        1,392,906
    13    One Washington Place                        051118011     11,300,000.00      6,513,544       6,415,149        1,404,504
    14    Garden Estates Apartments                     11140       11,250,000.00      6,233,466       6,073,892        6,073,892
    15    Chisholm Shopping Center                      11178       11,000,000.00      6,402,225       6,402,225        6,402,225
    17    Premiere Trade Plaza                          11078       10,900,000.00      6,310,861       6,157,009        6,157,009
    18    Grand Hotel                                               10,868,590.75      6,386,653       6,241,011        6,241,011
    22    Hampton Inn - Voorhees                                    10,050,000.00      5,825,778       5,738,602        5,738,602
    23    East Town Mall                                            10,000,000.00      5,885,139       5,793,913        5,793,913
    25    Citizens Ohio Portfolio 1                                  9,556,063.00      5,585,633       5,434,932           49,138
    26    Eagle Rock Apartments                                      9,500,000.00      2,758,260       2,618,506        1,168,728
    28    950 Franklin Street                                        9,080,000.00      2,908,111       2,760,764        2,760,764
    29    Woodfield Corporate Center                    11189        9,032,308.68      4,977,816       4,977,816        4,977,816
    30    A&P - NYC                                                  9,000,000.00      4,902,912       4,783,870        4,783,870
    31    Hickory Glen                                               9,000,000.00      2,543,546       2,408,738        2,408,738
    32    Fast Building                                              8,500,000.00      4,885,718       4,771,294        4,771,294
    33    Rancho Las Polomas                                         8,400,000.00      4,885,822       4,770,243        4,770,243
    34    Freedom Self Storage & Car Wash                            8,400,000.00      4,981,940       4,865,933        4,865,933
    35    Carlton Court                                              8,150,000.00      2,432,663       2,432,663        2,432,663
    36    Best Western Santa Cruz                                    8,000,000.00      4,493,928       4,459,191        4,459,191
    37    Hillcrest Apartments                                       7,870,000.00      2,298,683       2,258,346        2,258,346
    38    Crescent Cove III                                          7,220,000.00      4,359,777       4,251,450          916,011
    39    San Marcos Apartments                                      7,040,000.00      3,897,627       3,897,627        1,536,503
    40    Ashton Ridge Apartments                                    7,000,000.00      2,937,026       2,905,614        2,905,614
    41    Holiday Inn Express - Saginaw                              6,770,000.00      3,921,945       3,921,945        3,921,945
    43    Canyonwood Apartments                                      6,670,000.00      3,907,928       3,807,019           99,808
    45    Lone Mountain Plaza                                        6,450,000.00      3,991,590       3,991,590        3,991,590
    46    Glen Oaks Apartments                                       6,450,000.00      2,540,382       2,510,026        2,510,026
    47    The Lock Up                                                6,430,000.00      3,759,399       3,728,270           32,147
    48    Hunter Chase Apartments                                    6,330,000.00      3,496,728       3,468,338        3,468,338
    49    Marketplace at Hobe Sound                                  6,000,000.00      3,458,431       3,458,431        3,458,431
    50    St. Mary's Medical                                         6,000,000.00      3,821,505       3,723,679        3,723,679
    51    Pomona Tech Center                                         5,990,000.00      3,411,152       3,358,367        3,358,367
    52    Walgreens - Holland                                        5,968,000.00      3,276,815       3,192,932           27,351
    53    Green Acres                                                5,957,627.97      3,152,718       3,152,718        3,152,718
    54    Sunnyview Apartments                                       5,920,000.00      3,519,857       3,519,857        3,519,857
    55    Bachman Oaks                                               5,800,000.00      3,155,882       3,000,817        3,000,817
    57    Silver Maples Apartments                                   5,610,000.00      3,258,187       3,178,793        3,178,793
    58    Georgetown Apartments                                      5,600,000.00      3,306,982       3,306,982        3,306,982
    60    Four Points by Sheraton - Saginaw                          5,430,000.00      3,145,666       3,145,666        3,145,666
    61    Holiday Inn Express - Quakertown                           5,250,000.00      2,824,274       2,784,873        2,784,873
    62    Wellington Place Apartments                                5,238,764.96      2,954,481       2,885,250        2,885,250
    64    Walgreens - Memphis                                        5,058,000.00      2,946,374       2,873,166           24,403
    65    Holiday Inn - Asheville                     051021009      4,978,411.95      2,678,000       2,617,858        2,617,858
    66    Hampton Inn - Murfreesboro                  050801006      4,850,223.84      2,752,137       2,686,658        2,686,658
    67    CVS - Myrtle Beach                            11157        4,788,000.00      2,692,749       2,625,843           22,302
    68    North Huntington Hills Apartments           050519011      4,705,000.00      2,662,119       2,640,117        2,640,117
    69    The Strand                                  051005009      4,700,000.00      2,837,585       2,773,368        2,773,368
    71    6400 Southwest Freeway                      051019012      4,635,086.55      2,382,281       2,382,281        2,382,281
    72    Chase Crossing Apartments                   051017004      4,600,000.00      2,560,467       2,498,163        2,498,163
    73    Walgreens - New Ulm                         050519009      4,590,000.00      2,566,229       2,503,008           21,073
    74    Lithia Square                               051209006      4,486,518.72      2,458,024       2,399,937        2,399,937
    76    Days Inn West Broad                         050914003      4,476,565.90      1,293,982       1,293,982        1,293,982
    77    Citizens 12 Portfolio                       050512001      4,403,905.00      1,216,080       1,145,402           23,045
    78    Walgreens - Fairbault                         UBS2         4,378,000.00      2,447,702       2,387,401           20,100
    79    Walgreens - Sanford                                        4,300,000.00      2,572,080       2,508,714        2,508,714
    80    Lookout Ridge Apartments                    051108006      4,200,000.00      2,569,482       2,549,642        2,549,642
    81    Maronda Building                            051019013      4,196,454.41      2,325,450       2,309,071        2,309,071
    82    Pollyanna Apartments                        050831015      4,160,000.00      2,362,827       2,304,747        2,304,747
    83    Holiday Inn Express - Pearland              050629002      4,115,429.04      2,227,885       2,227,885        2,227,885
    84    Walgreens - Clarence                          11153        4,114,000.00      2,400,292       2,341,158           19,711
    85    690 Hempstead Turnpike                        10967        4,100,000.00      2,342,199       2,342,199          936,751
    86    Watermarke at Lake Highlands                  UBS1         4,100,000.00      2,199,918       2,093,298        2,093,298
    88    Sandwich Manor Apartments                   051019009      4,080,000.00      2,353,679       2,353,679        2,353,679
    89    Georgia Flex Buildings                      051019007      4,076,446.96      2,209,513       2,108,585        2,108,585
    90    Azalea Park Apartments                      050202009      4,000,000.00      2,251,007       2,251,007        2,251,007
    91    Sandridge Apartments                        041206001      3,989,000.00      2,403,930       2,344,200          505,078
    92    Spring Pine Apartments                      051114007      3,925,000.00      2,088,000       2,071,621        2,071,621
    93    Walgreens - Gary                            051019010      3,884,000.00      2,171,511       2,118,014           17,832
    94    Holiday Inn - Atlanta                       060123001      3,848,745.08      2,204,522       2,171,347        2,171,347
    95    2627 Chestnut Ridge Dr.                     051031004      3,750,000.00      2,142,675       2,142,675        2,142,675
    97    Vineville Crossing                          050118004      3,676,753.94      1,974,322       1,884,207        1,884,207
    98    Howard Johnson - Metro Airport              050607003      3,671,094.23      2,052,117       2,052,117        2,052,117
    99    Spring Hill Shopping Center                                3,600,000.00      1,985,549       1,985,549        1,985,549
   100    1101 North Point Parkway                      11094        3,600,000.00      1,971,089       1,922,287        1,922,287
   101    Walgreens - Austin                            11002        3,531,000.00      1,974,152       1,925,517           16,211
   102    Energy Park                                   11103        3,500,000.00      1,949,144       1,917,216        1,917,216
   103    545 West 25th Street                          UBS14        3,488,492.11      1,567,640       1,552,177        1,552,177
   104    PetSmart - Killeen                          051026006      3,480,000.00      1,926,938       1,895,878        1,895,878
   105    Walgreens - Melrose                         050727004      3,467,000.00      1,938,370       1,890,616           15,917
   107    Williamsburg Apartments                       11128        3,400,000.00      1,860,912       1,847,640        1,847,640
   108    Greenwich Place                             051116007      3,230,000.00      1,752,699       1,752,699        1,752,699
   109    Rite Aid - Ada                                11100        3,196,034.62      1,778,189       1,739,752        1,739,752
   110    Magnolia Village                            050810005      3,192,500.00      3,114,988       2,924,421         419,624
   111    Switzers Locker Room - Edmond               051101008      3,040,000.00      1,751,220       1,737,107        1,737,107
   114    Brazos Park                                 051103005      2,941,000.00      1,679,031       1,597,085        1,597,085
   115    Citizens 5 Portfolio                        051101009      2,926,980.00        808,247         761,272           15,317
   116    Apple Run Apartments                          10953        2,840,000.00      1,653,429       1,640,608        1,640,608
   117    Jared - The Galleria of Jewelry - Lakeline  051101010      2,800,000.00      1,740,939       1,686,728        1,686,728
   118    Switzers Locker Room - Moore                050907002      2,800,000.00      1,612,966       1,599,967        1,599,967
   120    The French Quarter Retail                                  2,773,588.75      1,506,139       1,472,026        1,472,026
   121    Durango Point Retail Center                 050815004      2,750,000.00      1,539,598       1,539,598        1,539,598
   122    Oak View Apartments                           10946        2,747,732.68      1,547,683       1,547,683        1,547,683
   123    Harner Center                               050623001      2,697,600.07      1,440,381       1,440,381        1,440,381
   125    Cleveland Retail Center                       11013        2,670,899.55      1,553,192       1,517,805        1,517,805
   126    Regency Apartments                          051107008      2,660,000.00      1,520,700       1,508,544        1,508,544
   127    Best Western Mainland Inn & Suites          050719001      2,656,631.44      1,449,187       1,449,187        1,449,187
   128    Creekside Plaza                             051016004      2,500,000.00      1,431,286       1,407,979        1,407,979
   129    Citibank Branch                             050907003      2,494,289.43      1,306,709       1,276,279        1,276,279
   130    Rite Aid - Crestline                        050808005      2,489,370.39      1,363,287       1,332,616        1,332,616
   131    5009 Caroline                               051026001      2,446,891.29      1,319,248       1,300,630        1,300,630
   132    Greenbriar Shopping Center                  050516006      2,419,496.80      1,277,194       1,247,433        1,247,433
   134    Citizens 17 Portfolio                         11124        2,321,977.00        641,183         603,918           12,151
   136    Harvey's Supermarket                          11057        2,300,000.00      1,303,408       1,281,799        1,281,799
   137    Citizens 20 Portfolio                         10872        2,292,943.00        633,166         596,367           11,999
   138    Deer Park Self Storage                        11110        2,200,000.00        925,765         925,765          925,765
   139    Township Theater Shops                        UBS25        2,200,000.00      1,111,162       1,101,423        1,101,423
   140    Fresenius Building                          051116008      2,197,000.00      1,247,188       1,217,570        1,217,570
   142    Town Centre                                 050829002      2,125,000.00      1,234,508       1,205,805        1,205,805
   143    Eckerd - Clarksville                          11000        2,095,607.18        862,554         832,331          832,331
   144    CVS - Bridgeport                            051028005      1,995,431.55      1,045,367       1,021,023        1,021,023
   145    Gallery Office Building                     051007007      1,930,000.00      1,044,394       1,035,992        1,035,992
   146    Kinney Drug Store                           050930002      1,880,000.00      1,122,818       1,122,818        1,122,818
   147    1461-1465 Burlingame Avenue                 051202001      1,830,000.00        586,106         556,409          556,409
   148    Walnut Valley Park                            9551         1,698,756.24      1,032,849       1,009,225        1,009,225
   151    Wells Fargo Rialto                            11126        1,498,697.09        813,836         813,836          813,836
   152    Brassworks Apartments                       060123002      1,260,000.00        720,028         702,137          151,281
   153    Donald Zucker Garage                        050822004      1,046,683.12        539,028         527,099          527,099
   154    Citizens 32                                 060123004        844,888.00        233,305         219,745            4,421
                                                                 3,558,515,860.46  1,902,232,014   1,841,128,485    1,654,801,308

            PENALTY    YM
CTRL NO.    100 CPR   TYPE
--------------------------

     1
     2                        670,032.83    653,988.67    653,988.67      206,696,457.34  201,712,817.67  201,712,817.67
     3                        265,475.00    255,993.75    255,993.75       76,340,816.82   73,669,000.57   73,669,000.57
     4     1,650,000
     5
     6
     7    10,188,551
     8     8,363,157
                               85,690.00     81,180.00     81,180.00       21,820,846.67   20,664,380.00   20,664,380.00
                              173,291.63    168,848.25    168,848.25       47,534,792.24   46,307,337.00   46,307,337.00
                              171,484.84    167,161.69    167,161.69       49,899,826.32   48,660,031.62   48,660,031.62

                              139,661.38    136,140.50    136,140.50       40,639,618.24   39,629,900.00   39,629,900.00

           2,691,143

           2,561,290

           1,473,185

           1,688,519

           1,308,171

           1,206,243

    10
    12     1,021,581
    13       907,800
    14
    15
    17
    18
    22
    23
    25     1,064,251
    26       296,654
    28
    29
    30
    31
    32
    33
    34
    35
    36
    37
    38       633,266
    39       454,495
    40
    41
    43       628,662
    45
    46
    47       652,993
    48
    49
    50
    51
    52       376,655
    53
    54
    55
    57
    58
    60
    61
    62
    64       436,101
    65
    66
    67       337,579
    68
    69
    71
    72
    73       296,250
    74
    76
    77       280,900
    78       282,567
    79
    80
    81
    82
    83
    84       343,620
    85       213,338
    86
    88
    89
    90
    91       346,741
    92
    93       250,683
    94
    95
    97
    98
    99
   100
   101       227,899
   102
   103
   104
   105       223,769
   107
   108
   109
   110       628,503
   111
   114
   115       186,696
   116
   117
   118
   120
   121
   122
   123
   125
   126
   127
   128
   129
   130
   131
   132
   134       148,106
   136
   137       146,254
   138
   139
   140
   142
   143
   144
   145
   146
   147
   148
   151
   152        83,953
   153
   154        53,891
          41,653,465        1,505,635.68  1,463,312.86  1,463,312.86  --

TSY   YIELDS
------------
6 mo  5.0840
2yr   4.7632
3yr   4.6956
5yr   4.6842
10yr  4.7618
30yr  4.9290

--------------------------------------------------------------------------------
THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE DATE OF THIS FREE WRITING PROSPECTUS IS April 17, 2007

     STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
--------------------------------------------------------------------------------

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date      Balance
-----------------   -------------
         May-07     78,000,000.00
        June-07     78,000,000.00
        July-07     78,000,000.00
      August-07     78,000,000.00
   September-07     78,000,000.00
     October-07     78,000,000.00
    November-07     78,000,000.00
    December-07     78,000,000.00
     January-08     78,000,000.00
    February-08     78,000,000.00
       March-08     78,000,000.00
       April-08     78,000,000.00
         May-08     78,000,000.00
        June-08     78,000,000.00
        July-08     78,000,000.00
      August-08     78,000,000.00
   September-08     78,000,000.00
     October-08     78,000,000.00
    November-08     78,000,000.00
    December-08     78,000,000.00
     January-09     78,000,000.00
    February-09     78,000,000.00
       March-09     78,000,000.00
       April-09     78,000,000.00
         May-09     78,000,000.00
        June-09     78,000,000.00
        July-09     78,000,000.00
      August-09     78,000,000.00
   September-09     78,000,000.00
     October-09     78,000,000.00
    November-09     78,000,000.00
    December-09     78,000,000.00
     January-10     78,000,000.00
    February-10     78,000,000.00
       March-10     78,000,000.00
       April-10     78,000,000.00
         May-10     78,000,000.00
        June-10     78,000,000.00
        July-10     78,000,000.00
      August-10     78,000,000.00
   September-10     78,000,000.00
     October-10     78,000,000.00
    November-10     78,000,000.00
    December-10     78,000,000.00
     January-11     78,000,000.00
    February-11     78,000,000.00
       March-11     78,000,000.00
       April-11     78,000,000.00
         May-11     78,000,000.00
        June-11     78,000,000.00
        July-11     78,000,000.00
      August-11     78,000,000.00
   September-11     78,000,000.00
     October-11     78,000,000.00
    November-11     78,000,000.00
    December-11     78,000,000.00
     January-12     78,000,000.00
    February-12     78,000,000.00
       March-12     78,000,000.00
       April-12     77,128,295.68
         May-12     75,997,000.00
        June-12     74,958,000.00
        July-12     73,740,000.00
      August-12     72,690,000.00
   September-12     71,634,000.00
     October-12     70,399,000.00
    November-12     69,332,000.00
    December-12     68,086,000.00
     January-13     67,007,000.00
    February-13     65,919,000.00
       March-13     64,305,000.00

       April-13     63,203,000.00
         May-13     61,923,000.00
        June-13     60,809,000.00
        July-13     59,517,000.00
      August-13     58,391,000.00
   September-13     57,259,000.00
     October-13     55,949,000.00
    November-13     54,805,000.00
    December-13     53,483,000.00
     January-14     52,326,000.00
    February-14     49,258,000.00
       March-14     45,533,000.00
       April-14     44,310,000.00
         May-14     42,910,000.00
        June-14     41,674,000.00
        July-14     40,262,000.00
      August-14     39,012,000.00
   September-14     37,755,000.00
     October-14     36,323,000.00
    November-14     35,053,000.00
    December-14     33,608,000.00
     January-15     32,324,000.00
    February-15     31,033,000.00
       March-15     29,233,000.00
       April-15     27,926,000.00
         May-15     26,446,000.00
        June-15     25,125,000.00
        July-15     23,630,000.00
      August-15     22,295,000.00
   September-15     20,953,000.00
     October-15     19,438,000.00
    November-15     18,081,000.00
    December-15     16,551,000.00
     January-16     15,180,000.00
    February-16     13,801,000.00
       March-16     12,085,000.00
       April-16      8,745,000.00
         May-16      7,182,000.00
        June-16      5,773,000.00
        July-16      1,021,000.00
      August-16                --

--------------------------------------------------------------------------------
THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE DATE OF THIS FREE WRITING PROSPECTUS IS April 17, 2007

     STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
--------------------------------------------------------------------------------

           659,832,000   25,000,000   447,000,000   --   --   78,000,000   1,281,128,000   355,852,000   315,818,000   26,689,000
End Date   A1A           A1           A2                      AAB          A4              AM            AJ            B
---------------------------------------------------------------------------------------------------------------------------------

Apr-08     646,222,000           --   410,000,000   --   --   78,000,000   1,281,128,000   355,852,000   315,818,000   26,689,000
Apr-09     633,380,000           --   354,700,000   --   --   78,000,000   1,281,128,000   355,852,000   315,818,000   26,689,000
Apr-10     607,000,000           --   234,967,000   --   --   78,000,000   1,281,128,000   355,852,000   315,818,000   26,689,000
Apr-11     581,000,000           --            --   --   --   78,000,000   1,281,128,000   355,852,000   315,818,000   26,689,000
Apr-12     469,000,000           --            --   --   --           --   1,027,487,000   355,852,000   315,818,000   26,689,000
Apr-13     449,793,000           --            --   --   --           --     938,290,000   355,852,000   315,818,000   26,689,000
Apr-14     259,900,000           --            --   --   --           --     851,000,000   355,852,000   315,818,000   26,689,000

           53,378,000   40,033,000   13,345,000   26,689,000   35,585,000   31,137,000   35,585,000                   TOTAL
End Date   C            D            E            F            G            H            J            Subtotal        XCP NOTIONAL
-----------------------------------------------------------------------------------------------------------------------------------

Apr-08     53,378,000   40,033,000   13,345,000   26,689,000   35,585,000   31,137,000   35,585,000   3,349,461,000   1,674,730,500
Apr-09     53,378,000   40,033,000   13,345,000   26,689,000   35,585,000   31,137,000   35,585,000   3,281,319,000   1,640,659,500
Apr-10     53,378,000   40,033,000   13,345,000   26,689,000   35,585,000   31,137,000           --   3,099,621,000   1,549,810,500
Apr-11     53,378,000   40,033,000   13,345,000   26,689,000   29,997,000                             2,801,929,000   1,400,964,500
Apr-12     53,378,000   40,033,000   13,036,000           --                                          2,301,293,000   1,150,646,500
Apr-13     53,378,000    5,131,000           --                                                       2,144,951,000   1,072,475,500
Apr-14      6,412,000           --                                                                    1,815,671,000     907,835,500

                                                                                                                     50% of Subtotal

Distribution  Reference
Date          Rate
-----------------------
05/15/07        5.94970
06/15/07        6.14975
07/15/07        5.94969
08/15/07        6.14974
09/15/07        6.14974
10/15/07        5.94968
11/15/07        6.14973
12/15/07        5.94967
01/15/08        6.14972
02/15/08        5.94188
03/15/08        5.95746
04/15/08        6.14971
05/15/08        5.94965
06/15/08        6.14970
07/15/08        5.94964
08/15/08        6.14969
09/15/08        6.14969
10/15/08        5.94963
11/15/08        6.14968
12/15/08        5.94962
01/15/09        5.94183
02/15/09        5.94183
03/15/09        5.97149
04/15/09        6.15658
05/15/09        5.95628
06/15/09        6.16159
07/15/09        5.96112
08/15/09        6.16153
09/15/09        6.16150
10/15/09        5.96103
11/15/09        6.16143
12/15/09        5.96097
01/15/10        5.95312
02/15/10        5.95307
03/15/10        5.97648
04/15/10        6.16114
05/15/10        5.98728
06/15/10        6.18853
07/15/10        5.98717
08/15/10        6.18842
09/15/10        6.18837
10/15/10        5.98702
11/15/10        6.18826
12/15/10        5.98691
01/15/11        5.97917
02/15/11        5.97913
03/15/11        6.00227
04/15/11        6.18795
05/15/11        5.98659
06/15/11        6.18681
07/15/11        5.98549
08/15/11        6.18666
09/15/11        6.16378
10/15/11        5.96322
11/15/11        6.18643
12/15/11        5.96311
01/15/12        6.15158
02/15/12        5.94274
03/15/12        5.94148
04/15/12        6.13991
05/15/12        5.94015
06/15/12        6.13987
07/15/12        5.94011
08/15/12        6.13982
09/15/12        6.13980
10/15/12        5.94005
11/15/12        6.13976
12/15/12        5.94001
01/15/13        5.93998
02/15/13        5.93996
03/15/13        5.94020
04/15/13        6.13964
05/15/13        5.93989
06/15/13        6.13959
07/15/13        5.93985
08/15/13        6.13954
09/15/13        6.13952
10/15/13        5.93978
11/15/13        6.13947
12/15/13        5.93959
01/15/14        5.93956
02/15/14        5.92331
03/15/14        5.92542
04/15/14        6.12224

--------------------------------------------------------------------------------
THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE DATE OF THIS FREE WRITING PROSPECTUS IS April 18, 2007

     STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333- 129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
--------------------------------------------------------------------------------

                                             LOAN                                                          CUT-OFF
             PROPERTY NAME                  SELLER          CITY          STATE       PROPERTYTYPE         BALANCE     MATURITY/ARD
-----------------------------------------------------------------------------------------------------------------------------------

Citizens 12 Portfolio                         UBS   Various              MI       Retail                    4,403,905    8/11/2011
Citizens 5 Portfolio                          UBS   Various              IL       Retail                    2,926,980    8/11/2011
Citizens 17 Portfolio                         UBS   Various              MI       Retail                    2,321,977    8/11/2011
Citizens 20 Portfolio                         UBS   Various              NY       Retail                    2,292,943    8/11/2011
Citizens 32                                   UBS   Port Jervis          NY       Retail                      844,888    8/11/2011
Extendicare Portfolio                         LB    Various              Various  Health Care             125,000,000   11/11/2011
Homer Building                                LB    Washington           DC       Office                   88,000,000    1/11/2012
Days Inn West Broad                           LB    Richmond             VA       Hotel                     4,476,566    2/11/2012
Extendicare Portfolio II                      LB    Various              Various  Health Care              90,000,000    3/11/2012
Lembi Trophy Portfolio 2                      UBS   San Francisco        CA       Multifamily              18,770,000    3/11/2012
IRS Building                                  UBS   Philadelphia         PA       Office                   13,490,288    3/11/2012
1461-1465 Burlingame Avenue                   UBS   Burlingame           CA       Multifamily               1,830,000    3/11/2012
Raleigh Flex Portfolio                        UBS   Various              NC       Office                   53,700,000    4/11/2012
Elizabeth Place                               LB    Dayton               OH       Office                   41,700,000    4/11/2012
                                                                                  IN A2                   449,757,547
Eckerd - Clarksville                          UBS   Clarksville          TN       Retail                    2,095,607    2/11/2014
Deer Park Self Storage                        LB    Deer Park            TX       Self Storage              2,200,000    3/11/2014
Township Theater Shops                        LB    White Bear           MN       Retail                    2,200,000    4/11/2016
Howard Johnson - Metro Airport                LB    Romulus              MI       Hotel                     3,671,094    7/11/2016
                                                                                  IN AAB                   10,166,701
Citizens Ohio Portfolio 1                     UBS   Various              OH       Retail                    9,556,063    8/11/2016
Hampton Inn - Murfreesboro                    UBS   Murfreesboro         TN       Hotel                     4,850,224    8/11/2016
Chisholm Shopping Center                      LB    Yukon                OK       Retail                   11,000,000   10/11/2016
Castle Creek Corporate Park                   LB    Indianapolis         IN       Office                   22,000,000   11/11/2016
Harvey's Supermarket                          LB    Waycross             GA       Retail                    2,300,000   11/11/2016
Holiday Inn Express - Saginaw                 LB    Saginaw Township     MI       Hotel                     6,770,000   12/11/2016
Four Points by Sheraton - Saginaw             LB    Saginaw Township     MI       Hotel                     5,430,000   12/11/2016
2445 M Street                                 LB    Washington           DC       Office                   86,700,000     1/6/2017
Tishman Speyer DC Portfolio II                LB    Various              Various  Office                  400,000,000    1/11/2017
State Street Building                         UBS   Boston               MA       Office                   25,500,000    1/11/2017
The Lock Up                                   LB    Garden City Park     NY       Self Storage              6,430,000    1/11/2017
Holiday Inn - Asheville                       UBS   Asheville            NC       Hotel                     4,978,412    1/11/2017
6400 Southwest Freeway                        LB    Houston              TX       Retail                    4,635,087    1/11/2017
Lithia Square                                 LB    Brandon              FL       Retail                    4,486,519    1/11/2017
1101 North Point Parkway                      LB    West Palm Beach      FL       Industrial/Warehouse      3,600,000    1/11/2017
Durango Point Retail Center                   LB    Las Vegas            NV       Retail                    2,750,000    1/11/2017
Rite Aid - Crestline                          UBS   Crestline            OH       Retail                    2,489,370    1/11/2017
Gallery Office Building                       LB    Castle Hills         TX       Office                    1,930,000    1/11/2017
Sears Tower                                   UBS   Chicago              IL       Office                  340,000,000    2/11/2017
200 Galleria                                  LB    Atlanta              GA       Office                   70,000,000    2/11/2017
Delamar                                       LB    Greenwich            CT       Hotel                    37,500,000    2/11/2017
Fed Ex Portfolio - Roll Up                    LB    Various              Various  Industrial/Warehouse     30,800,000    2/11/2017
Collier Town Square                           LB    Collier Township     PA       Retail                   15,500,000    2/11/2017
Copeland and Stadium Office Buildings         LB    Arlington            TX       Office                   15,080,000    2/11/2017
BJ's Warehouse - Tampa                        UBS   Tampa                FL       Retail                   14,400,000    2/11/2017
Premiere Trade Plaza                          LB    Orlando              FL       Office                   10,900,000    2/11/2017
A&P - NYC                                     LB    New York             NY       Retail                    9,000,000    2/11/2017
Lone Mountain Plaza                           LB    Las Vegas            NV       Retail                    6,450,000    2/11/2017
St. Mary's Medical                            UBS   Long Beach           CA       Office                    6,000,000    2/11/2017
Walgreens - Holland                           UBS   Holland              MI       Retail                    5,968,000    2/11/2017
Holiday Inn Express -  Pearland               LB    Pearland             TX       Hotel                     4,115,429    2/11/2017
Holiday Inn - Atlanta                         UBS   Smyrna               GA       Hotel                     3,848,745    2/11/2017
2627 Chestnut Ridge Dr.                       LB    Kingwood             TX       Office                    3,750,000    2/11/2017
Energy Park                                   LB    St. Paul             MN       Mixed Use                 3,500,000    2/11/2017
PetSmart - Killeen                            UBS   Killeen              TX       Retail                    3,480,000    2/11/2017
Greenwich Place                               LB    Kenosha              WI       Retail                    3,230,000    2/11/2017
Switzers Locker Room - Edmond                 LB    Oklahoma City        OK       Self Storage              3,040,000    2/11/2017
Switzers Locker Room - Moore                  LB    Moore                OK       Self Storage              2,800,000    2/11/2017
Citibank Branch                               LB    Long Beach           NY       Retail                    2,494,289    2/11/2017
Greenbriar Shopping Center                    LB    Duncanville          TX       Retail                    2,419,497    2/11/2017
Fresenius Building                            UBS   Newark               NJ       Office                    2,197,000    2/11/2017
CVS - Bridgeport                              LB    Bridgeport           CT       Retail                    1,995,432    2/11/2017
Donald Zucker Garage                          LB    New York             NY       Other                     1,046,683    2/11/2017
2000 Pennsylvania Avenue                      LB    Washington           DC       Office                   84,354,091    3/11/2017
2100 Pennsylvania Avenue                      LB    Washington           DC       Office                   68,700,000    3/11/2017
Central Florida Business Park                 LB    Winter Haven         FL       Industrial/Warehouse     25,000,000    3/11/2017
Grand Hotel                                   UBS   Grand Canyon         AZ       Hotel                    10,868,591    3/11/2017
East Town Mall                                LB    Green Bay            WI       Retail                   10,000,000    3/11/2017
Woodfield Corporate Center                    LB    Charlotte            NC       Office                    9,032,309    3/11/2017
Rancho Las Polomas                            LB    Colton               CA       Mixed Use                 8,400,000    3/11/2017
Freedom Self Storage & Car Wash               UBS   Homeland             CA       Self Storage              8,400,000    3/11/2017
Marketplace at Hobe Sound                     LB    Hobe Sound           FL       Retail                    6,000,000    3/11/2017
Pomona Tech Center                            LB    Pomona               CA       Office                    5,990,000    3/11/2017
Walgreens - Memphis                           UBS   Memphis              TN       Retail                    5,058,000    3/11/2017
CVS - Myrtle Beach                            UBS   Myrtle Beach         SC       Retail                    4,788,000    3/11/2017
Maronda Building                              UBS   Altamonte Springs    FL       Office                    4,196,454    3/11/2017
Georgia Flex Buildings                        LB    Various              GA       Mixed Use                 4,076,447    3/11/2017
Vineville Crossing                            LB    Macon                GA       Retail                    3,676,754    3/11/2017
545 West 25th Street                          UBS   New York             NY       Office                    3,488,492    3/11/2017
Rite Aid - Ada                                UBS   Ada                  OH       Retail                    3,196,035    3/11/2017
The French Quarter Retail                     UBS   Marietta             GA       Retail                    2,773,589    3/11/2017
Harner Center                                 LB    Staunton             VA       Retail                    2,697,600    3/11/2017
Cleveland Retail Center                       UBS   Cleveland            TX       Retail                    2,670,900    3/11/2017
Best Western Mainland Inn & Suites            LB    Texas City           TX       Hotel                     2,656,631    3/11/2017
Creekside Plaza                               LB    Brooklyn Park        MN       Retail                    2,500,000    3/11/2017
5009 Caroline                                 LB    Houston              TX       Office                    2,446,891    3/11/2017
Town Centre                                   UBS   Wexford              PA       Office                    2,125,000    3/11/2017
Wells Fargo Rialto                            LB    Rialto               CA       Retail                    1,498,697    3/11/2017
Duke Cleveland East Suburban Portfolio        LB    Various              OH       Office                  135,000,000    4/11/2017
Watergate 600                                 LB    Washington           DC       Office                  132,000,000    4/11/2017
Marriott Suites - Garden Grove                UBS   Garden Grove         CA       Hotel                    53,300,000    4/11/2017
Citicorp Louisville KY                        LB    Jeffersontown        KY       Office                   33,512,500    4/11/2017
Citicorp McLeansville NC                      LB    McLeansville         NC       Office                   31,854,700    4/11/2017
Citicorp Meridian ID                          LB    Meridian             ID       Office                   31,442,800    4/11/2017
Cornerstone Office Orlando                    LB    Orlando              FL       Office                   24,000,000    4/11/2017
Sooner Portfolio                              UBS   Various              AL       Retail                   22,500,000    4/11/2017
RBI Retail Portfolio                          UBS   Various              TX       Retail                   20,880,000    4/11/2017
Hampton Inn Best Western Portfolio            UBS   Westampton Township  NJ       Hotel                    20,400,000    4/11/2017
Tilton Center                                 UBS   Tilton               NH       Retail                   18,000,000    4/11/2017
Hilton - Springfield                          UBS   Springfield          IL       Hotel                    17,300,000    4/11/2017
Coconut Grove                                 LB    Kailun-Kona          HI       Retail                   17,200,000    4/11/2017
BJ's Warehouse - Rochester                    UBS   Rochester            NY       Retail                   15,467,000    4/11/2017
Jackson Square                                LB    Coachella            CA       Retail                   15,100,000    4/11/2017
Holiday Inn - Philadelphia Stadium            UBS   Philadelphia         PA       Hotel                    15,000,000    4/11/2017
Village Square                                LB    Cary                 NC       Mixed Use                11,500,000    4/11/2017
One Washington Place                          UBS   Easton               MA       Office                   11,300,000    4/11/2017
Hampton Inn - Voorhees                        UBS   Voorhees             NJ       Hotel                    10,050,000    4/11/2017
Fast Building                                 UBS   Fort Lauderdale      FL       Industrial                8,500,000    4/11/2017
Best Western Santa Cruz                       UBS   Santa Cruz           CA       Hotel                     8,000,000    4/11/2017
Holiday Inn Express - Quakertown              LB    Quakertown           PA       Hotel                     5,250,000    4/11/2017
The Strand                                    UBS   Wildwood             NJ       Retail                    4,700,000    4/11/2017
Walgreens - New Ulm                           UBS   New Ulm              MN       Retail                    4,590,000    4/11/2017
Walgreens - Faribault                         UBS   Fairbault            MN       Retail                    4,378,000    4/11/2017
Walgreens - Sanford                           UBS   Sanford              FL       Retail                    4,300,000    4/11/2017
Walgreens - Clarence                          UBS   Clarence             NY       Retail                    4,114,000    4/11/2017
690 Hempstead Turnpike                        LB    Franklin Square      NY       Retail                    4,100,000    4/11/2017
Walgreens - Gary                              UBS   Gary                 IN       Retail                    3,884,000    4/11/2017
Spring Hill Shopping Center                   LB    Spring Hill          FL       Retail                    3,600,000    4/11/2017
Walgreens - Austin                            UBS   Austin               MN       Retail                    3,531,000    4/11/2017
Walgreens - Melrose                           UBS   Melrose Park         Ill      Retail                    3,467,000    4/11/2017
Jared - The Galleria of Jewelry - Lakeline    LB    Austin               TX       Retail                    2,800,000    4/11/2017
Kinney Drug Store                             LB    Trumansburg          NY       Retail                    1,880,000    4/11/2017
One Alliance Center                           LB    Atlanta              GA       Office                  165,000,000    5/11/2017
Northstar                                     LB    Minneapolis          MN       Mixed Use                62,150,000    5/11/2017
Lawndale Marketplace                          LB    Lawndale             CA       Retail                   16,000,000    5/11/2017
Magnolia Village                              LB    Coppell              TX       Retail                    3,192,500    2/11/2022
                                                                                  CLASS A3 TO T         2,438,758,730
Hickory Glen                                  LB    Springfield          IL       Multifamily               9,000,000    1/11/2012
Carlton Court                                 LB    Dallas               TX       Multifamily               8,150,000    1/11/2012
Hillcrest Apartments                          LB    McHenry              IL       Multifamily               7,870,000    2/11/2012
Lembi Trophy Portfolio 1                      UBS   San Francisco        CA       Multifamily              73,620,000    3/11/2012
Eagle Rock Apartments                         LB    Spokane Valley       WA       Multifamily               9,500,000    3/11/2012
950 Franklin Street                           UBS   San Francisco        CA       Multifamily               9,080,000    3/11/2012
Glen Oaks Apartments                          UBS   Dallas               TX       Multifamily               6,450,000    2/11/2014
Ashton Ridge Apartments                       LB    Longview             TX       Multifamily               7,000,000    3/11/2014
Bethany Maryland Portfolio II                 LB    Various              MD       Multifamily             185,000,000    4/11/2014
Sandwich Manor Apartments                     LB    Sandwich             IL       Multifamily               4,080,000    6/11/2016
Green Acres                                   LB    Amarillo             TX       Multifamily               5,957,628   11/11/2016
Highlands at Galloway Apartments              LB    Mesquite             TX       Multifamily              12,920,000   12/11/2016
San Marcos Apartments                         LB    Houston              TX       Multifamily               7,040,000   12/11/2016
Watermarke at Lake Highlands                  LB    Dallas               TX       Multifamily               4,100,000   12/11/2016
Spring Pine Apartments                        LB    Houston              TX       Multifamily               3,925,000   12/11/2016
Shiloh Valley Overlook Apartments             LB    Kennesaw             GA       Multifamily              22,400,000    1/11/2017
Sea Air                                       LB    Rehoboth Beach       DE       Mobile Home Park         20,000,000    1/11/2017
High Point                                    LB    Frederica            DE       Mobile Home Park         17,500,000    1/11/2017
Canyonwood Apartments                         UBS   San Diego            CA       Multifamily               6,670,000    1/11/2017
Hunter Chase Apartments                       LB    Hurst                TX       Multifamily               6,330,000    1/11/2017
Bachman Oaks                                  LB    Dallas               TX       Multifamily               5,800,000    1/11/2017
North Huntington Hills Apartments             LB    Longview             TX       Multifamily               4,705,000    1/11/2017
Chase Crossing Apartments                     LB    Dallas               TX       Multifamily               4,600,000    1/11/2017
Pollyanna Apartments                          LB    San Antonio          TX       Multifamily               4,160,000    1/11/2017
Christina Mills Apartments                    UBS   Newark               DE       Multifamily              20,000,000    2/11/2017
Garden Estates Apartments                     LB    Riverside            CA       Multifamily              11,250,000    2/11/2017
Silver Maples Apartments                      UBS   Pearland             TX       Multifamily               5,610,000    2/11/2017
Wellington Place Apartments                   UBS   Dallas               TX       Multifamily               5,238,765    2/11/2017
Brazos Park                                   LB    Arlington            TX       Multifamily               2,941,000    2/11/2017
Regency Apartments                            LB    Beaumont             TX       Multifamily               2,660,000    2/11/2017
Briarwood Apartments                          LB    Laurel               MD       Multifamily              33,000,000    3/11/2017
Nob Hill Apartments                           UBS   Winter Park          FL       Multifamily              13,700,000    3/11/2017
Crescent Cove III                             UBS   Evans                CO       Multifamily               7,220,000    3/11/2017
Sunnyview Apartments                          LB    Oklahoma City        OK       Multifamily               5,920,000    3/11/2017
Georgetown Apartments                         LB    Little Rock          AR       Multifamily               5,600,000    3/11/2017
Lookout Ridge Apartments                      LB    Harker Heights       TX       Multifamily               4,200,000    3/11/2017
Azalea Park Apartments                        LB    Durham               NC       Multifamily               4,000,000    3/11/2017
Sandridge Apartments                          UBS   North Platte         NE       Multifamily               3,989,000    3/11/2017
Williamsburg Apartments                       UBS   Wooster              OH       Multifamily               3,400,000    3/11/2017
Oak View Apartments                           LB    Spartanburg          SC       Multifamily               2,747,733    3/11/2017
Walnut Valley Park                            UBS   Cross Lanes          WV       Mobile Home Park          1,698,756    3/11/2017
Brassworks Apartments                         UBS   Philadelphia         PA       Multifamily               1,260,000    3/11/2017
Campus Commons                                LB    Pullman              WA       Multifamily              24,600,000    4/11/2017
Villages of Cinnamon Creek                    LB    San Antonio          TX       Multifamily              20,000,000    4/11/2017
Crossings on the Marsh                        LB    Dallas               TX       Multifamily              17,600,000    4/11/2017
Del Nido Apartments                           LB    Santa Rosa           CA       Multifamily              14,500,000    4/11/2017
Apple Run Apartments                          UBS   Columbus             OH       Multifamily               2,840,000    4/11/2017
                                                                                  CLASS A1A               659,832,882

                                                                                                                          CUT-OFF
                                                                                          CUT-OFF    SCHEDULED     U/W      DATE
                                                               AMORTIZATION                 DATE     MATURITY/     NCF    U/W NCF
             PROPERTY NAME                   RATE                   TYPE                  LTV (%)     LTV (%)   DSCR (x)  DSCR (x)
----------------------------------------------------------------------------------------------------------------------------------

Citizens 12 Portfolio                       6.3000  Interest Only                           80.8        80.8      1.20      1.20
Citizens 5 Portfolio                        6.3000  Interest Only                           77.6        77.6      1.20      1.20
Citizens 17 Portfolio                       6.3000  Interest Only                           79.2        79.2      1.20      1.20
Citizens 20 Portfolio                       6.3000  Interest Only                           78.6        78.6      1.20      1.20
Citizens 32                                 6.3000  Interest Only                           78.5        78.5      1.20      1.20
Extendicare Portfolio                       6.6525  Interest Only - Amortizing Balloon      63.7        61.7      2.72      3.31
Homer Building                              5.1825  Interest Only                           35.1        35.1      2.70      2.70
Days Inn West Broad                         6.1700  Amortizing Balloon                      66.8        60.7      1.35      1.35
Extendicare Portfolio II                    6.7900  Interest Only - Amortizing Balloon      63.5        60.5      2.36      2.85
Lembi Trophy Portfolio 2                    6.4400  Interest Only                           75.1        75.1      1.21      1.21
IRS Building                                6.5200  Amortizing Balloon                      69.2        65.2      1.17      1.17
1461-1465 Burlingame Avenue                 6.4400  Interest Only                           73.2        73.2      1.21      1.21
Raleigh Flex Portfolio                      6.0200  Interest Only                           82.0        82.0      1.16      1.16
Elizabeth Place                             6.5900  Interest Only                           85.1        85.1      1.25      1.25

Eckerd - Clarksville                        6.2100  Amortizing Balloon                      73.5        66.8      1.24      1.24
Deer Park Self Storage                      6.2100  Interest Only - Amortizing Balloon      71.0        64.4      1.27      1.59
Township Theater Shops                      5.9100  Interest Only - Amortizing Balloon      56.8        50.3      1.33      1.58
Howard Johnson - Metro Airport              6.3600  Amortizing Balloon                      69.3        59.8      1.28      1.28

Citizens Ohio Portfolio 1                   6.1910  Interest Only                           84.7        84.7      1.20      1.20
Hampton Inn - Murfreesboro                  6.6000  Amortizing Balloon                      60.6        48.4      1.68      1.68
Chisholm Shopping Center                    6.2500  Interest Only - Amortizing Balloon      61.1        55.5      1.30      1.52
Castle Creek Corporate Park                 5.7200  Interest Only - Amortizing Balloon      68.7        62.8      1.17      1.42
Harvey's Supermarket                        5.9400  Interest Only - Amortizing Balloon      79.3        74.1      1.15      1.37
Holiday Inn Express - Saginaw               6.1800  Interest Only - Amortizing Balloon      79.6        70.9      1.29      1.51
Four Points by Sheraton - Saginaw           6.1800  Interest Only - Amortizing Balloon      72.4        64.4      1.23      1.44
2445 M Street                               5.5800  Interest Only                           38.2        38.2      2.12      2.12
Tishman Speyer DC Portfolio II              6.3200  Interest Only                           40.4        40.4      1.71      1.71
State Street Building                       5.6590  Interest Only                           87.2        87.2      1.15      1.15
The Lock Up                                 6.0200  Interest Only - Amortizing Balloon      75.6        70.8      1.22      1.44
Holiday Inn - Asheville                     6.0500  Amortizing Balloon                      68.7        53.5      1.43      1.43
6400 Southwest Freeway                      5.6500  Amortizing Balloon                      70.2        59.1      1.46      1.46
Lithia Square                               6.0100  Amortizing Balloon                      64.1        54.5      1.23      1.23
1101 North Point Parkway                    5.6500  Interest Only - Amortizing Balloon      80.0        75.7      1.13      1.36
Durango Point Retail Center                 5.7700  Interest Only - Amortizing Balloon      85.9        80.2      0.98      1.17
Rite Aid - Crestline                        6.1500  Amortizing Balloon                      73.9        57.7      1.21      1.21
Gallery Office Building                     5.8000  Interest Only - Amortizing Balloon      75.0        66.1      1.21      1.45
Sears Tower                                 6.2695  Interest Only                           56.7        56.7      1.39      1.39
200 Galleria                                5.9540  Interest Only                           85.1        85.1      0.92      0.92
Delamar                                     5.5600  Interest Only - Amortizing Balloon      73.8        68.6      1.07      1.31
Fed Ex Portfolio - Roll Up                  5.9940  Interest Only                           80.6        80.6      1.23      1.23
Collier Town Square                         6.2400  Interest Only                           79.9        79.9      1.22      1.22
Copeland and Stadium Office Buildings       5.8100  Interest Only - Amortizing Balloon      76.2        68.6      1.20      1.43
BJ's Warehouse - Tampa                      5.8400  Interest Only                           78.7        78.7      1.22      1.22
Premiere Trade Plaza                        5.9700  Interest Only - Amortizing Balloon      79.0        73.9      1.11      1.32
A&P - NYC                                   5.5700  Interest Only - Amortizing Balloon      62.9        58.5      1.15      1.40
Lone Mountain Plaza                         6.3100  Interest Only - Amortizing Balloon      71.8        67.5      1.14      1.33
St. Mary's Medical                          6.4000  Interest Only                           77.9        77.9      1.24      1.24
Walgreens - Holland                         5.5200  Interest Only                           85.0        85.0      1.25      1.25
Holiday Inn Express -  Pearland             6.0400  Amortizing Balloon                      74.2        57.7      1.42      1.42
Holiday Inn - Atlanta                       6.3600  Amortizing Balloon                      69.7        54.7      1.43      1.43
2627 Chestnut Ridge Dr.                     6.0700  Interest Only - Amortizing Balloon      76.5        66.5      1.25      1.47
Energy Park                                 5.7300  Interest Only - Amortizing Balloon      72.5        67.5      1.25      1.51
PetSmart - Killeen                          5.7700  Interest Only                           77.3        77.3      1.24      1.24
Greenwich Place                             5.7100  Interest Only - Amortizing Balloon      75.1        66.1      1.21      1.45
Switzers Locker Room - Edmond               5.9800  Interest Only - Amortizing Balloon      77.9        70.4      1.21      1.43
Switzers Locker Room - Moore                5.9800  Interest Only - Amortizing Balloon      80.0        72.3      1.21      1.44
Citibank Branch                             5.6700  Amortizing Balloon                      59.4        50.0      1.38      1.38
Greenbriar Shopping Center                  5.7100  Amortizing Balloon                      79.3        66.8      1.20      1.20
Fresenius Building                          5.9600  Interest Only - Amortizing Balloon      55.6        49.2      1.20      1.42
CVS - Bridgeport                            5.6700  Amortizing Balloon                      71.3        60.0      1.16      1.16
Donald Zucker Garage                        5.7700  Amortizing Balloon                      37.4        28.8      1.22      1.22
2000 Pennsylvania Avenue                    5.9200  Interest Only                           40.3        40.3      1.82      1.82
2100 Pennsylvania Avenue                    5.9200  Interest Only                           43.7        43.7      1.96      1.96
Central Florida Business Park               5.8400  Interest Only - Amortizing Balloon      76.0        68.5      1.19      1.42
Grand Hotel                                 6.2600  Amortizing Balloon                      69.7        59.6      1.35      1.35
East Town Mall                              5.9600  Interest Only - Amortizing Balloon      71.9        67.3      1.23      1.46
Woodfield Corporate Center                  5.9000  Amortizing Balloon                      77.0        65.2      1.23      1.23
Rancho Las Polomas                          5.9500  Interest Only - Amortizing Balloon      73.0        68.3      1.23      1.45
Freedom Self Storage & Car Wash             6.1000  Interest Only - Amortizing Balloon      80.0        72.4      1.30      1.53
Marketplace at Hobe Sound                   5.8400  Interest Only - Amortizing Balloon      43.5        40.6      1.43      1.70
Pomona Tech Center                          5.8100  Interest Only - Amortizing Balloon      66.6        62.1      1.25      1.50
Walgreens - Memphis                         5.8100  Interest Only                           85.0        85.0      1.21      1.21
CVS - Myrtle Beach                          5.6100  Interest Only                           88.7        88.7      1.22      1.22
Maronda Building                            5.9300  Amortizing Balloon                      74.9        63.5      1.22      1.22
Georgia Flex Buildings                      5.8100  Amortizing Balloon                      79.9        67.5      1.22      1.22
Vineville Crossing                          5.7600  Amortizing Balloon                      77.8        65.6      1.22      1.22
545 West 25th Street                        5.9500  Amortizing Balloon                      62.3        27.8      1.02      1.02
Rite Aid - Ada                              6.1500  Amortizing Balloon                      74.3        57.9      1.21      1.21
The French Quarter Retail                   5.8200  Amortizing Balloon                      75.0        63.3      1.36      1.36
Harner Center                               5.7300  Amortizing Balloon                      77.1        64.9      1.25      1.25
Cleveland Retail Center                     6.2000  Amortizing Balloon                      78.1        66.7      1.20      1.20
Best Western Mainland Inn & Suites          6.0400  Amortizing Balloon                      73.8        57.3      1.35      1.35
Creekside Plaza                             5.7500  Interest Only                           58.8        58.8      1.96      1.96
5009 Caroline                               6.0300  Amortizing Balloon                      74.1        57.6      1.22      1.22
Town Centre                                 5.9800  Interest Only - Amortizing Balloon      79.4        71.8      1.26      1.49
Wells Fargo Rialto                          5.8200  Amortizing Balloon                      65.4        55.3      1.18      1.18
Duke Cleveland East Suburban Portfolio      5.9760  Interest Only - Amortizing Balloon      78.9        73.8      1.05      1.24
Watergate 600                               5.7450  Interest Only                           81.5        81.5      1.18      1.18
Marriott Suites - Garden Grove              6.1100  Interest Only                           75.7        75.7      1.24      1.24
Citicorp Louisville KY                      5.5540  Interest Only                           78.9        78.9      1.15      1.15
Citicorp McLeansville NC                    5.5540  Interest Only                           78.8        78.8      1.15      1.15
Citicorp Meridian ID                        5.5540  Interest Only                           78.6        78.6      1.15      1.15
Cornerstone Office Orlando                  5.8900  Interest Only - Amortizing Balloon      74.8        69.8      0.99      1.18
Sooner Portfolio                            6.6500  Interest Only - Amortizing Balloon      78.5        70.6      1.20      1.37
RBI Retail Portfolio                        5.9400  Interest Only                           80.0        80.0      1.47      1.47
Hampton Inn Best Western Portfolio          6.0000  Amortizing Balloon                      80.6        68.4      1.32      1.32
Tilton Center                               5.9000  Interest Only                           88.2        88.2      1.20      1.20
Hilton - Springfield                        6.3100  Amortizing Balloon                      60.3        51.6      1.49      1.49
Coconut Grove                               5.7900  Amortizing Balloon                      78.9        66.5      1.20      1.20
BJ's Warehouse - Rochester                  5.7000  Interest Only                           85.0        85.0      1.29      1.29
Jackson Square                              6.0400  Interest Only - Amortizing Balloon      76.3        71.4      1.00      1.18
Holiday Inn - Philadelphia Stadium          5.9100  Interest Only - Amortizing Balloon      74.3        69.4      1.48      1.76
Village Square                              6.0500  Amortizing Balloon                      66.7        56.6      1.20      1.20
One Washington Place                        5.9000  Interest Only                           79.7        79.7      1.18      1.18
Hampton Inn - Voorhees                      5.9800  Interest Only - Amortizing Balloon      77.6        68.7      1.26      1.49
Fast Building                               5.7800  Interest Only                           59.0        59.0      1.44      1.44
Best Western Santa Cruz                     5.9600  Amortizing Balloon                      69.0        58.4      1.35      1.35
Holiday Inn Express - Quakertown            5.9200  Amortizing Balloon                      78.4        60.5      1.29      1.29
The Strand                                  6.3700  Amortizing Balloon                      65.3        56.0      1.25      1.25
Walgreens - New Ulm                         5.5300  Interest Only                           88.3        88.3      1.20      1.20
Walgreens - Faribault                       5.5300  Interest Only                           88.4        88.4      1.20      1.20
Walgreens - Sanford                         5.9150  Interest Only                           77.5        77.5      1.28      1.28
Walgreens - Clarence                        5.7700  Interest Only                           84.0        84.0      1.20      1.20
690 Hempstead Turnpike                      5.6500  Interest Only                           74.5        74.5      1.31      1.31
Walgreens - Gary                            5.5300  Interest Only                           88.7        88.7      1.20      1.20
Spring Hill Shopping Center                 5.8600  Amortizing Balloon                      69.2        58.5      1.28      1.28
Walgreens - Austin                          5.5300  Interest Only                           88.3        88.3      1.20      1.20
Walgreens - Melrose                         5.5300  Interest Only                           87.6        87.6      1.22      1.22
Jared - The Galleria of Jewelry - Lakeline  6.3300  Interest Only - Amortizing Balloon      64.2        58.4      1.27      1.47
Kinney Drug Store                           6.0900  Interest Only - Amortizing Balloon      67.1        60.8      1.34      1.58
One Alliance Center                         5.6900  Interest Only                           74.7        74.7      1.14      1.14
Northstar                                   5.8950  Interest Only - Amortizing Balloon      76.7        71.0      0.92      1.12
Lawndale Marketplace                        5.7050  Interest Only - Amortizing Balloon      76.9        71.7      1.06      1.27
Magnolia Village                            6.7800  Interest Only - Amortizing Balloon      79.8        68.7      1.07      1.22

Hickory Glen                                5.9400  Interest Only                           68.2        68.2      1.85      1.85
Carlton Court                               6.2100  Interest Only                           74.1        74.1      1.32      1.32
Hillcrest Apartments                        6.0300  Interest Only                           78.7        78.7      1.31      1.31
Lembi Trophy Portfolio 1                    6.4400  Interest Only                           65.8        65.8      1.20      1.20
Eagle Rock Apartments                       5.8400  Interest Only                           69.3        69.3      1.57      1.57
950 Franklin Street                         6.4400  Interest Only                           63.1        63.1      1.20      1.20
Glen Oaks Apartments                        5.7800  Interest Only - Amortizing Balloon      79.1        75.0      1.23      1.47
Ashton Ridge Apartments                     6.0800  Interest Only - Amortizing Balloon      73.7        70.1      1.28      1.50
Bethany Maryland Portfolio II               5.5679  Interest Only                           79.8        79.8      1.09      1.09
Sandwich Manor Apartments                   6.4200  Interest Only - Amortizing Balloon      80.0        72.9      1.09      1.26
Green Acres                                 6.0500  Amortizing Balloon                      77.4        60.4      1.33      1.33
Highlands at Galloway Apartments            5.8900  Interest Only                           80.0        80.0      1.32      1.32
San Marcos Apartments                       5.9200  Interest Only - Amortizing Balloon      78.2        69.2      1.47      1.74
Watermarke at Lake Highlands                5.7200  Interest Only - Amortizing Balloon      71.9        64.6      1.26      1.52
Spring Pine Apartments                      5.7000  Interest Only - Amortizing Balloon      77.0        67.7      1.44      1.74
Shiloh Valley Overlook Apartments           5.7500  Interest Only - Amortizing Balloon      79.3        73.9      1.03      1.24
Sea Air                                     5.8250  Interest Only                           80.0        80.0      1.22      1.22
High Point                                  5.8420  Interest Only                           79.5        79.5      1.20      1.20
Canyonwood Apartments                       5.9400  Interest Only                           74.7        74.7      1.14      1.14
Hunter Chase Apartments                     5.8500  Interest Only - Amortizing Balloon      80.1        72.2      1.23      1.47
Bachman Oaks                                5.6500  Interest Only - Amortizing Balloon      60.4        56.3      1.32      1.60
North Huntington Hills Apartments           5.8300  Interest Only - Amortizing Balloon      64.3        60.0      1.53      1.83
Chase Crossing Apartments                   5.8200  Interest Only - Amortizing Balloon      76.7        70.3      1.38      1.65
Pollyanna Apartments                        5.9100  Interest Only - Amortizing Balloon      80.0        74.8      1.36      1.62
Christina Mills Apartments                  5.9100  Interest Only                           78.1        78.1      1.22      1.22
Garden Estates Apartments                   5.5900  Interest Only                           80.1        80.1      1.30      1.30
Silver Maples Apartments                    5.9300  Interest Only - Amortizing Balloon      79.3        74.2      1.20      1.42
Wellington Place Apartments                 6.0700  Amortizing Balloon                      76.7        65.3      1.20      1.20
Brazos Park                                 5.8700  Interest Only - Amortizing Balloon      57.7        53.9      1.20      1.44
Regency Apartments                          6.0000  Interest Only - Amortizing Balloon      74.9        66.4      1.33      1.57
Briarwood Apartments                        5.8500  Interest Only                           84.6        84.6      1.14      1.14
Nob Hill Apartments                         5.8100  Interest Only                           82.5        82.5      1.24      1.24
Crescent Cove III                           6.0220  Interest Only                           78.5        78.5      1.21      1.21
Sunnyview Apartments                        6.0200  Interest Only - Amortizing Balloon      80.0        74.9      1.29      1.52
Georgetown Apartments                       5.9800  Interest Only - Amortizing Balloon      80.0        74.8      1.20      1.43
Lookout Ridge Apartments                    6.1600  Interest Only                           76.4        76.4      1.44      1.44
Azalea Park Apartments                      5.8000  Interest Only - Amortizing Balloon      72.6        65.4      1.26      1.51
Sandridge Apartments                        6.0100  Interest Only                           79.8        79.8      1.22      1.22
Williamsburg Apartments                     5.7100  Interest Only - Amortizing Balloon      80.0        70.4      1.30      1.57
Oak View Apartments                         6.0200  Amortizing Balloon                      90.1        76.5      1.22      1.22
Walnut Valley Park                          6.4600  Amortizing Balloon                      68.0        58.5      1.29      1.29
Brassworks Apartments                       5.7000  Interest Only                           70.0        70.0      1.49      1.49
Campus Commons                              5.5600  Interest Only                           79.4        79.4      1.15      1.15
Villages of Cinnamon Creek                  5.5700  Interest Only                           80.0        80.0      1.27      1.27
Crossings on the Marsh                      5.5700  Interest Only                           80.0        80.0      1.20      1.20
Del Nido Apartments                         5.9500  Interest Only - Amortizing Balloon      64.2        60.0      1.10      1.30
Apple Run Apartments                        6.1600  Amortizing Balloon                      80.0        68.2      1.35      1.35

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
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CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
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TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
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CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
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CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
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ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.
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